                                                                   Exhibit 10.9

                                  TIME CHARTER

                                 GOVERNMENT FORM
                    Approved by the New York Produce Exchange
                November 6th, 1913 - Amended October 20th, 1921;
                       August 6th, 1931; October 3rd, 1946

THIS CHARTER PARTY, made and concluded in ___________________________ day of _____________ 19 _____________ Between _________________________________________
__________________________________________________________________ Owners of the
good _________________ Steamship/Motorship _________________ of
________________________________________________________________________________
________________________________________________________________________________
knots on a consumption of about . tons of best Welsh coal - best grade fuel oil
- best grade Diesel oil, now TRADING and _______________________ Charterers of the City of ____________________

     WITNESSETH, That the said Owners agree to let, and the said Charterers agree to hire the said vessel, from the time of delivery, for about within below mentioned trading limits. Charterers to have liberty to sublet the vessel for all or any part of the time covered by this Charter, but Charterers remaining responsible for the fulfillment of this Charter Party.

Vessel to be placed at the disposal of the Charterers, at ______________________
_______________________________________________________________________________.
Vessel on her delivery to be ready to receive cargo with clean-swept holds and tight, staunch, strong and in every way fitted for the service, having water ballast, CRANES and donkey boiler with sufficient steam power, or if not equipped with donkey boiler, then other power sufficient to run all the CRANES at one and the same time (and with full complement of officers, seamen, engineers and firemen for a vessel of her tonnage), to be employed, in carrying lawful merchandise, excluding (SEE CLAUSE 42) __________________________________
as the Charterers or their Agents shall direct, on the following conditions:

     1. That the Owners shall provide and pay for all provisions, wages and consular shipping and discharging fees of the Crew; shall pay for the insurance of the vessel, also for all the cabin, deck, engine-room and other necessary stores, including boiler water and maintain her class and keep the vessel in a thoroughly efficient state in bull, CARGO SPACES machinery and equipment WITH ALL CERTIFICATE NECESSARY TO COMPLY WITH THE CURRENT REQUIREMENTS AT PORTS OF CALL for and during the service.

     2. That the Charterers shall provide and pay for all the fuel except as otherwise agreed, Port Charges, Agencies, Commission, CANAL DUES, RIVER TOLLS, BOATAGES, TOWAGE, STEVEDORING, TALLYING, MUNICIPALITY AND COMPULSORY STATE TAXES, COMPULSARY GARBAGE REMOVAL. Consular Charges (except those pertaining to the Crew), and all other usual expenses except those before stated, but when the vessel puts into a port for causes for which vessel is responsible, then all such charges incurred shall be paid by the Owners. Fumigations ordered because of illness of the crew to be for Owners account. Fumigations ordered because of cargoes carried or ports visited while vessel is employed under this charter to be for Charterers account.

     Charterers are to provide necessary dunnage and shifting boards, AND ANY LASHING/SECURING MATERIALS, also any extra fittings requisite for a special trade of unusual cargo, but Owners to allow them the use of any dunnage and shifting boards AND ANY LASHING/SECURING MATERIALS, already abroad vessel. Charterers to have the privilege of using shifting boards for damage, they making good any damage thereto.

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     4. That the Charterers shall pay for the use and hire of the said Vessel at the rate of USD16,000 DAILY INCLUDING OVERTIME PAYABLE 15 DAYS IN ADVANCE. FIRST HIRE AND VALUE OF BANKERS TO BE PAID WITHIN 3 BANKING DAYS AFTER VESSELS DELIVERY, commencing on and from the day of her delivery, as aforesaid, and at and after the same rate for any part of DAY; hire to continue until the hour of the day of her re-delivery in like good order and condition, ordinary wear and tear expected, to the Owner (unless lost) ON DROPPING LAST OUTWARD SEA PILOT ONE SAFE PORT SKAW - PASSERO RANGE INCLUDING UK/EIRE PORT IN CHARTERER'S OPTION, ANYTIME DAY OR NIGHT, SUNDAYS AND HOLIDAYS INCLUDED OR DROPPING LAST OUTWARD SEA PILOT ONE SAFE PORT SINGAPORE - JAPAN RANGE INCLUDING MALAYSIA/INDONESIA/THAILAND/PHILLIPPINES/P.R. CHINA/SOUTH KOREA PORT IN CHARTERERS OPTION, AT ANYTIME DAY OR NIGHT, SUNDAYS AND HOLIDAYS INCLUDED PORT
IN CHARTERER'S OPTION, ANYTIME DAY OR NIGHT, SUNDAYS AND HOLIDAYS INCLUDED OR DROPPING LAST OUTWARD PORT IN CHARTERER'S OPTION, ANYTIME DAY OR NIGHT, SUNDAYS AND HOLIDAYS INCLUDED unless otherwise mutually agreed. Charterers are to give Owners not less than 30/15/7/3 days notice of vessels expected date of re-delivery, and probable port AND NOT LESS THAN 6 DAYS OF REDELIVERY DATE AND PORT. CHARTERERS TO KEEP OWNERS ADVISED OF THEIR INTENTIONS.

     5. Payment of said hire to be made in New York FOR IMMEDIATE TRANSFER TO OWNERS' NOMINATED BANK, CHARTERERS PAYING THEIR OWN TRANSFERRING BANK'S TRANSFER CHARGES in cash in United States Currency, 15 DAYS in advance, and for the last half month or part of same the approximate amount of hire, and should same not cover the actual time, hire is to be paid for the balance day by day, as it becomes due, if so required by Owners, unless bank guarantee or deposit is made by the Charterers, otherwise failing the punctual and regular payment of the hire, or bank guarantee, or on any breach of this Charter Party, the Owners shall be at liberty to withdraw the vessel from the service of the Charterers, without prejudice to any claim they (the Owners) may otherwise have on the Charterers. (SEE CLAUSE 34)

     Cash for vessel's ordinary disbursements at any port may be advanced as required by the Captain, by the Charterers or their Agents, subject to 2 1/2% commission and such advances shall be deducted from the hire. The Charterers, however, shall in no way be responsible for the application of such advances.

     6. That the cargo or cargoes be laden and/or discharged in any SAFE dock or at any SAFE wharf or SAFE place that Charterers or their Agents may direct, provided the vessel can safely lie always afloat at any time of tide, except at such places where it is customary for similar size vessels to safety lie aground. BUT NOT ALWAYS AFLOAT BUT SAFE AGROUND AS PER CLAUSE 6 OF NYPE BRAZIL/ARGENTINA TO APPLY. IF CHARTERERS WANT TO CALL OTHER NOT ALWAYS AFLOAT BUT SAFELY AGROUND PLACE, OWNERS PRIOR APPROVAL IS NECESSARY IN ORDER TO PROTECT VESSEL'S SAFETY WHICH SHALL NOT BE WITHHELD UNREASONABLY.

     7. That the whole reach of the Vessel's Hold, Decks, and usual places of loading (not more than she can reasonably stow and carry), also accommodations for Supercargo, if carried, shall be at the Charterers' disposal, reserving only proper and sufficient space for Ship's officers, crew, tackle, apparel, furniture, provisions, stores and fuel. NO PASSENGERS ALLOWED.

     8. That the Captain shall prosecute his voyages with the utmost despatch, and shall render all customary assistance with ship's crew and boats. The Captain (although appointed by the Owners), shall be under the orders and directions of the Characters as regards employment and agency; and Characters are to load, stow, trim, SECURE, LASH, UNLASH TALLY AND DISCHARGE the cargo at their expenses under the supervision of the Captain, who IF REQUESTED TO DO THE CHARTERERES is to sign Bills of lading for cargo as presented, in conformity with Mate's AND/or Tally Clerk's receipts. (SEE CLAUSE 45)

     9. That if the Characters shall have reason to be dissatisfied with the conduct of the Captain, Officers, or Engineers, the Owners shall on receiving particulars of the complaint, investigate the same, and, if necessary, make a change in the appointments.

     10. That the Charterers shall have permission to appoint a Supercargo, who shall accompany the vessel and see the voyages are prosecuted with the utmost despatch. He is to be furnished with free accommodation, and same fare as provided for Captain's table, Charterers paying at the rate of USD15.00 per day. ANY RISKS AND EXPENSES FOR SUPERCARGO SHALL BE BORNE BY CHARTERERS, Owners to victual Pilots and Customs Officers, and also, when authorized by Charterers or their Agents, to Victual Tally Clerks, Stevedore's Foreman, etc., Charterers paying at the current rate per meal, for all such victualling.

     11. That the Charterers shall furnish the Captain from time to time with all requisite instructions and sailing directions, in writing, and the Captain shall keep a full and correct Log of the voyage or voyages, which are to be patent to the Charterers or their Agents, and furnish the Charterers, their Agents or Supercargo, when required, with a true copy of daily Logs, showing the course of the vessel and distance run and the consumption of fuel.

     12. That the Captain shall use diligence in caring for the NATURAL ventilation of the cargo.

     14. That if required by Charterers, time not be commence before 1ST OCTOBER, 2004 and should vessel not have given written notice of readiness on or before 9TH OCTOBER, 2004 Charterers or their Agents to have option of cancelling this Charter at any time not later than the day of vessel's readiness.

     15.That in the event of the loss of time from deficiency AND/OR DEFAULT of men or DEFICIENCY OF stores, fire, breakdown or damages to hull, machinery or equipment, grounding, detention by average, accidents to ship or cargo, drydocking for the purpose of examination or painting bottom, or by any other cause preventing the full working of the vessel, the payment of hire shall cease for the ACTUAL time thereby lost, and if upon the voyage the speed be reduced by defect in or breakdown of any part of her hull, machinery or equipment, the ACTUAL time so lost, and the cost of any extra fuel consumed in consequence therof and all extra DIRECTLY RELATED AND PROVEN expenses be deducted from the hire.

     16. That should the Vessel be lost, money paid in advance and not earned (reckoning from the date of loss or being last heard of) shall be returned to the Charterers at once. The act of God, enemies, fire, restrain of Princes, Rulers and People, and all dangers and accidents of the Seas, Rivers, Machinery, Boilers and Steam Navigation, and errors of Navigation throughout this Charter Party, always mutually excepted. The vessel shall have the liberty to sail with or without pilots, to tow and to be towed, to assist vessels in distress, and to deviate for the

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purpose of saving life and property.

     17. That should any dispute arise between Owners and the Charterers, the matter in dispute shall be referred to ARBITRATION IN LONDON BY TWO ARBITRATORS IN ACCORDANCE WITH BIMCO STANDARD ARBITRATION CLAUSE REVISED 1994. THIS CHARTER PARTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH ENGLISH LAW.

     18. That the Owners shall have a lien upon all cargoes, and all sub-freights AND/OR SUB HIRES for any amounts due under this Charter, including General Average contributions, and the Charterers to have a lien on the Ship for all monies paid in advance and not earned, and any overpaid fore or excess deposit to be returned at once. Charterers will not suffer, nor permit to be continued, any lien or encumbrance incurred by them or their agents, which might have priority over the title and interest of the owners in the vessel.

     19. That all derelicts and salvage shall be for Owners' and Charterers' equal benefit after deducting Owners' and Charterers' expenses and Crew's proportion. General Average shall be adjusted stated and settled, according to York-Antwerp Rules 1994 AND ANY SUBSEQUENT AMENDMENT THERETO as may be selected by the OWNERS AND CHARTERERS BY MUTUAL AGREEMENT, OWNERS RESPECTING SUB-CONTRACTS' STIPULATION AS LONG AS CONFINED TO LONDON OR NEW YORK IN OWNERS' OPTION. In such adjustment disbursements in foreign currencies shall be exchanged into United States money at the rate prevailing on the dates made and allowances for damage to cargo claimed in foreign currency shall be converted at the rate prevailing on the last day of discharge at the port or place of final discharge of such damaged cargo from the ship. Average agreement or bond and such additional security, as may be required by the carrier, must be furnished before delivery of the goods. Such cash deposit as the carrier or his agents may deem sufficient as additional security for the contribution of the goods and for any salvage and special charges thereon, shall, if required, be made by the goods, shippers, consignees or owners of the goods to the carrier before delivery. Such deposit shall, at the option of the carrier, be payable in United States money and be remitted to the adjuster. When so remitted the deposit shall be held in a special account at the place of adjustment in the name of the adjuster pending settlement of the General Average and refunds or credit balances, if any, shall be paid in United States money.

     Provisions as to General Average in accordance with the above are to be included in all bills of lading issued hereunder. HIRE NOT TO CONTRIBUTE TO GENERAL AVERAGE.

     20. Fuel used by the vessel while off hire, and the cost of replacing same, to be allowed by Owners. (SEE CLAUSE 80)

     22. Owners shall maintain the gear of the ship as fitted, providing gear (for all CRANES) capable of handling lifts AS PER CLAUSE 50 also providing ropes, falls, slings and blocks. Owners also to provide on the vessel LIGHT night work, and vessel to give use of electric light. The Charterers to have the use of any gear on board the vessel.

     23. Vessel to work night and day, if required by Charterers, and all CRANES to be at Charterers' disposal during loading and discharging, shore CRANE DRIVER to be paid by Charterers. In the event of a disabled CRANE or CRANES, or insufficient power to operate winches, Owners to pay for shore engine, or engines, in lieu thereof, if required, INCLUDING LABOUR STOOD OFF OR ADDITIONALLY ENGAGED and pay any loss of time occasioned thereby. ONCE SHORE GEAR IS EMPLOYED VESSEL TO RETURN ON HIRE PROPORTIONATELY.

     25. The vessel shall not be required to enter any ice-bound port, NOT TO FORCE ICE OR FOLLOW ICE BREAKERS or any port where lights or light-ships have been or are about to be with drawn by reason of ice, or where there is risk that in the ordinary course of things the vessel will not be able on account of ice to safely enter the port or to get out after having completed loading or discharging.

     26. Nothing herein stated is to be construed as a demise of the vessel to the Time Charterers. The owners to remain responsible for the navigation of the vessel, ACTS OF PILOT AND TAGBOATS, insurance, crew, and all other matters, same as when trading for their own account.

     27. A commission of 1.25 per cent is payable by the Vessel and Owners to NAVICO INTERNATIONAL PTE LTD, SINGAPORE on hire earned and paid under this Charter, and also upon any continuation or extension of this Charter.

     28. An address commission of 2 1/2 per cent payable to CHARTERERS on the hire earned and paid under this Charter. RIDER CLAUSE 29 TO 105, AS ATTACHED TO BE CONSIDERED FULLY INCORPORATED IN THIS CHARTER PARTY.

FOR CHARTERERS                                          FOR OWNERS

This Charter Party is a computer generated copy of the NYPE (Revised 3rd October, 1946) form printed under licence from the Association of Ship Bankers & Agents (U.S.A), Inc. using software which is the copyright of Strategic Software Limited.

It is a precise copy of the original document which can be modified, amended or added to only by the striking out of original characters, or the insertion of new characters, such characters being clearly highlighted by underlining or use of colour or use of a larger font and marked as having been made by the licensee or and user as appropriate and not by the author.

                              ADDITIONAL CLAUSES TO
                               CHARTER PARTY DATED

CLAUSE 29 CHARTERERS' COLOURS

Charterers shall have the liberty to fly their own house flag and paint the funnel with their own colours. Also if desired they have the liberty to paint insignia on vessel's sides. Expenses and time in this connection including changing back to Owners' colours prior redelivery to be for Charterers' account.

CLAUSE 30 DELIVERY NOTICE

Owners to give notice of delivery on fixing followed by 1 day(s) notice of delivery to Charterers.

CLAUSE 31 VESSEL'S SUPERVISION

The Master shall supervise the stowage of the cargo thoroughly and let one of his Officers supervise all loading, handling, stowage and discharge of the cargo and he is to furnish Charterers with stowage plans and other documents as the case may be.

CLAUSE 32 P+I INSURANCE

Charterers guarantee that the vessel is entered for full cover and shall remain entered in a Protection and Indemnity Association for the duration of this Charter Party.

CLAUSE 33 BLACKLIST

Owners warrant that the vessel has not traded on Cuba and Vietnam for the past 6 months. Owners further warrant that the vessel has not traded on Israel and that she is not blacklisted by the Arab countries within the agreed trading limits (See Clause 43).

CLAUSE 34 DELAY OF HIRE PAYMENT

To offset office or bankers' error when effecting hire payments, Owners to give Charterers 48 hours written notice, excluding Sundays and holidays, before exercising their rights under this contract for non-paid hire. Charterers may deduct from the semi-monthly hire any amount disbursed for Owners' account and supported by vouchers or necessary proof. Charterers may deduct from the last payment of hire the value of bunkers estimated on board on redelivery and the estimated expenses incurred by Charterers for Owners' account, for which however, vouchers have not yet reached Charterers for submission to Owners.

CLAUSE 35 HIRE PAYMENT

Hire to be paid 15 days in advance together with bunkers on delivery to:-

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                              ADDITIONAL CLAUSES TO
                               CHARTER PARTY DATED

Fast hire and value of bunkers on delivery to be paid within three (3) banking days after vessel's delivery. Charterers are entitled to deduct from last hire payment estimated Owners' disbursement but maximum USD1,000 per port, as well as value of estimated quantity of bunkers on redelivery.

CLAUSE 36 DEVIATION AND PUT BACK

In the event of loss of time either in port or at sea, deviation from the course of the voyage or putting back whilst on voyage caused by sickness of an accident to or misconduct by Master/officers/crew or caused by stowaway or any person on board vessel other than persons travelling by request of Charterers, or by reason of the refusal of the Master or Officer(s) or crew to perform their duties, or of an accident or breakdown to vessel or drydocking, the hire shall be suspended from the time of inefficiency in port or at sea, deviation or putting back until vessel is again efficient in the same position or in equivalent position for the actual time thereby lost, whichever shorter distance for a port where vessel is originally destined for and voyage resumed therefrom and all directly related and proven expenses incurred including bunkers consumed during such periods of suspension shall be for Owners' account.

For the purpose of annual repairs/overhaul work, Owners to give Charterers not less than 45 days notice of their intention to take vessel out of service, but Owners to respect Charterers' scheduled employment.

During any such off-hire time, Owners to keep Charterers frequently informed of expected time for completion of repairs and re-entry into Time charter.

Off-hire time may in Charterers' discretion be added to period of hire.

CLAUSE 37

Deleted.

CLAUSE 38 TOWAGE/PILOTAGE

Owners authorise Charterers, as Agents of and on behalf of Owners and/or the vessel, to arrange and contract for any towage, pilotage or the like service on usual or customary terms and/or those terms offered or required by towing companies employed where such services are furnished, including but not by way of limitation, so-called pilotage clauses such as those making pilots and tugboat captains and the like or others, servants of the assisted vessel and of her Owners and Owners ratify any such contract made by Charterers. However, Charterers to remain always responsible for the cost of services rendered by the tugs and pilots.

CLAUSE 39 OIL POLLUTION

Owners to comply with any legislation and provide vessel with all required certificates in regard to Water pollution risks. Without prejudice to anything contained in this Charter, Owners undertake during the currency of this Charter to comply with the requirements of U.s. Public Law 94-217 (Pollution) and any revision hereof regarding financial responsibility or otherwise.

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                              ADDITIONAL CLAUSES TO
                               CHARTER PARTY DATED

Should the vessel be delayed by reason of a breach of this Clause, no hire to be paid in respect of any actual time lost thereby during the period the vessel is unable to perform the service immediately required. Any hire paid in advance to be adjusted accordingly. Should the vessel be delayed as aforesaid for period continuing more than ninety (90) days, Charterers to have the option of cancelling this Charter without prejudice to any claim for damages.

CLAUSE 40 EXTRA WORK

The following services are included in the hire and shall be rendered by the Master, Officers and crew provided local and/or international regulations permit same without Charterers paying any additionals:

a) Raising and lowering of cranes and/or gangways in preparation for loading and discharging,

b)   Opening and closing of hatches in connection with loading and discharging,

c) Closing and opening of hatches in the event of weather which may adversely affect condition of cargo carried on board during loading and discharging,

d) Supervision for loading and discharging as far as same is concerned with the vessel's safety.

e) Maintaining sufficient electric power on all cranes whilst loading and discharging.

f) Shifting vessel during loading and discharging and shifting berth. However, if tugs, pilot services are required then cost of same to be for Charterers account.

g) Docking and undocking in connection with loading/discharging cargo or bunkering.

h)   Necessary assistance in the vessel's bunkering operation.

i) Officers and crew to shape up vessel's hatches and cranes, if any, as much as possible prior to arrival at loading and/or discharging places so as to immediately commence loading and/or discharging operations.

CLAUSE 41 WAR INSURANCE

Basic war risk insurance premium for worldwide trading to be for Owners' account and additional premium for hull, machinery and crew trading to restricted area, also crew war bonus, if any, to be for Charterers' account. The orders of war risk underwriters always to be followed.

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                              ADDITIONAL CLAUSES TO
                               CHARTER PARTY DATED

CLAUSE 42 CARGO EXCLUSIONS

The vessel shall be employed in carrying lawful merchandise excluding all IMO/IMDG classified cargoes under categories 1-8 and any goods of a dangerous, injurious, flammable, self-combustible or corrosive nature.

All cargoes to be carried as per IMO/IMDG regulations and in accordance with the requirements or recommendations of the competent authorities of the country of the vessel's registry and of ports of shipment and discharge and of any intermediate countries or ports through whose waters the vessel must pass.

Without any prejudice to the generality of the foregoing, in addition the following are specifically excluded:-

Acids, alumina, ammonium nitrate, ammonium phosphate, ammonium sulphate, ammunition, animal meal, arms, asbestos and it's products in any form, asphalt and its products in drums or bulk, bank notes, bitumen, black powder, bombs, bonds or other negotiable docs, bones or bone meal, borax, briquettes, bulk sludge ore, bagged rice, bullion, calcium carbide, calcium hydrochloride, calcium hypochloride, calcium oxychloride, camping caravans and trailers, canary seeds, carbon black, cashew nuts, caustic soda, charcoal, clay, cocoa, coffee, coke, concentrates, copra a/o its products, cotton and cotton waste, creosoted goods, direct reduced iron/iron ore pellets, detonators, dischlorphenol, all kinds of drugs, esparto grass, essential oils, explosives of any kind or nature including blasting caps, detonators, tnt and dynamite, silicon manganese, ferrosilicon, ferrochrome, fire arms and fire briquettes, fishmeal, fluorspar, fuels, granites/granite blocks and other stone blocks, hot briquetted iron, hides, jewellery, jute, kryptonite, livestock of any description, mahogany logs, manioc a/o manioc pellets, mineral sands, motoroblocks/shavings and turnings, motor spirits, motor vehicles, naptha, narcotics, niger seed, nitrates, nuclear products/substances/fuels, oilcakes, oilseed cakes, oils, ore pellets, organic peroxides, palm kernel, petroleum coke and all petroleum derivatives and products, pitch, pollard pellets, pond coal, potassium chloride, poultry, precious or rare metals and stones, prefabricated houses + mobile buildings, quartz, quebrach bark and extract, quarry products, quicklime, radioactive materials/substances/products/waste, radio isotopes, rags, railway wagons, rapeseed, refrigerated cargo, resin, saltpetre, scrap of any kind, seedcakes, skins and furs, silica sand, soda ash, sodium sulphate, sponge iron and briquettes, sulphur, sunflower seed expellers and cakes, sunflower seeds, tar and any of its products, titanium slag, toxic substances or goods, turpentine, vermiculite, war material of any kind, wastes, wet hides, wheatflour, zinc ashes, zircon.

                              ADDITIONAL CLAUSES TO
                               CHARTER PARTY DATED

Without any prejudice to the generality of the foregoing, Owners has accepted the following cargoes to be carried during the currency of this charter party:

cement in bulk (have 2 options during the currency of this cp and same not to be last cargo prior redelivery) cement clinker limestone timber plywood petcoke salt slag gypsum (not to be last cargo prior redelivery) sulphur (have 2 options during the currency of this cp and same not to be last cargo prior redelivery)

(a) Petroleum coke mentioned herein is only limited to the type of non-hazardous/non-dangerous green delayed type and/or calcined type.

(b) If Charterers exercised such option, Charterers undertake to use holds as less as possible, provided vessels stability trim and stress permit.

(c) Such cargo to be loaded/stowed/trimmed/discharged strictly according to latest IMO and/or any other latest regulations/rules applicable to such cargo.

(d) Should any additional/special wash down of holds before loading be reasonable recommended/proposal/required by Master, Charterers undertake to arrange the same at their time/expense.

(e) After discharge, Charterers to arrange at their expense/time of any additional/special wash down of holds carrying such cargo by chemical as master reasonably considers it necessary.

(f) It is understood that, if required by Charterers, cleaning of holds to be done by crew against Charterers paying USD500 per hold except intermediate hold cleaning bonus excluding cost of chemicals/materials required.

(h) Any chemicals used to be subject to Owners/Master's approval.

(i) After discharging of petcoke vessel to be cleaned/reinstated for grain loading no matter what cargo will follow the petcoke.

In case plywood and/or timber are carried to/from U.S. ports then Charterers at their time, risk, expense and responsibility to install CO2 system in accordance with U.S. requirements.

                              ADDITIONAL CLAUSES TO
                               CHARTER PARTY DATED

In case last cargo prior to redelivery is petcoke, then Charterers to pay USD8,000 total lumpsum ilohc

(a) Perform necessary protective lime coating for each sulphur loading operation as well as complete washdown with fresh water, cleaning and removal of lime coating for next cargo at Charterer's time, risk and expense.

(b) Charterers to indemnify Owners and the vessel from any claims which may arise on the cargo on the next loaded voyage on account of sulphur having been carried on the previous voyage.

(c) Completely was down with fresh water and/or other materials necessary to clean the hold(s) to master's satisfaction and bring the conditions of the holds to same condition as at the time of delivery under this charter party.

(d) Master/crew to perform lime washing at USD250 per hold. Master/crew to perform lime removal at USD250 per hold. In the case of sulphur loading only Charterers to pay crew bonus of USD5,000 for intermediate hold cleaning.

CLAUSE 43 TRADE EXCLUSIONS

Vessel not to trade to any war or warlike/unsafe or dangerous zones in particular where underwriters declare additional premium, any zones/areas banned by the United Nations and all countries/areas which may from time to time be excluded by the authority of the vessel's flag. Also not to trade to any countries under the Hamburg rules as well as to any ice-restricted areas. Not limiting the above, vessel specifically not to trade to Cuba, Haiti, Nicaragua, Guatemala, Amazon River, Great Lakes, Iceland, Norway, Sweden, Finland, Denmark, Algeria, Libya including Gulf of Sirde/Sirte, Bosnia-Herzergovina, Albania, Turkey, T.O. Cyprus, Israel, Syria, Egypt, Lebanon, Georgia, Abkharzia, Sea of Azof during the ice season, Kampuchea, Sierra Leone, Liberia, Nigeria, Senegal, Guinea Bissau, Democratic Republic of Congo, Angola (including Cabinda), Iraq, Somalia, Sudan, Republic of Yemen, Ethiopia, Eritrea, Laos, North Korea, Papua New Guinea Australia, New Zealand, Tasmania, Canada, Alaska. Vessel not to trade directly between Chinese and Taiwanese ports.

Without any prejudice to the generality of the foregoing, Owners has accepted the following areas to be traded during the currency of this charter party:

(All Persian Gulf port(s) including Iran/Kuwait/Qatar/Uae/Sultanate of Oman/Saudi Arabia (additional premium for charterers account))

Mauritius
Sri Lanka
Pakistan
Cambodia
Red Sea

(whilst Red Sea is allowed for trading it is understood that the countries in the Red Sea specifically excluded from trading are Ethiopia, Eritrea and Yemen)

                              ADDITIONAL CLAUSES TO
                               CHARTER PARTY DATED

CIS Pacific:

Trading excluding CIS Pacific from the 15th of June till the 15th of October every year but it is explicitly understood that Charterers will, at their time, expense and responsibility, ensure that the vessel is not infected by Asian Gypsy Moth and relevant certificates are obtained accordingly.

"Vessel will not be ordered to load cargoes with stowage factor less than 35 cubic feet/ton in Brazil, only"

CLAUSE 44 BALLAST AND ELIGIBILITY OF BUNKERS

Owners confirm that the vessel is always safe in ballast without any solid ballast being required. Owners further warrant that the vessel is eligible for bunkers in areas within the agreed trading limits.

CLAUSE 45 SIGNING OF BILLS OF LADING

Charterers and/or their Agents are hereby authorised by Owners to sign on Master's and/or Owner's behalf Charterers' Bills of Lading as presented in accordance with Mate's and/or Tally Clerk's receipts without prejudice to this Charter Party, but Charterers to be responsible for all consequences that might result by Charterers and/or their Agents signing Bills of Lading not adhering to the remarks in Mate's or Tally Clerk's receipts.

'No liner/through bills of loading are to be used during the currency of this charter party.'

Charterers and/or their agent may alternatively issue and sign non-negotiable sea waybill in lieu of bill of lading which complies with Hague rules and Hague-Visby rules and always in strict conformity with mates' receipts. Any sea waybill shall also incorporate the charter party including arbitration London/English law clause. In case sea waybill is used the cargo to be discharged per Charterers instructions but Charterers will issue a letter of indemnity in accordance with Owners P&I club wording. Charterers will take full responsibility to deliver the cargo to the right party to whom the delivery should be made. All sea waybills shall be without prejudice to this charter party and the Charterers shall indemnify the Owners against all consequences or liabilities which may arise from any inconsistency between this charter party and any sea waybills signed by the Charterers or by their agents or by the master at their request.

CLAUSE 46 VACCINATION

If any special vaccination against yellow fever or other diseases is required by the port authorities or regulations, the Officers and crew to be vaccinated at Owners' expense and corresponding certificate to be kept on board the vessel.

                              ADDITIONAL CLAUSES TO
                               CHARTER PARTY DATED

CLAUSE 47 BUNKER QUALITIES AND BUNKERS ON DELIVERY/REDELIVERY

Charterers undertake to supply vessel with IFO 180 CST to the standard BSMA 1989 RMG 35 + Appendix B and Marine Diesel Oil BS DMC or better.

Bunkers on delivery: about 480/510 MTS IFO and about 110/140 MTS MDO Bunkers on redelivery: about same as bunkers on delivery Prices both ends: USD250.00 per MT for IFO and USD425.00 per MT for MDO

At prices above mentioned, Charterers shall purchase the fuel on board at delivery and Owners shall purchase the fuel on board at redelivery.

CLAUSE 48 IN LIEU OF HOLD CLEANING

Charterers have the option of paying Owners lumpsum USD4,500 in lieu of cleaning holds on vessel's redelivery. Including disposal/removal of dunnage/lashing materials/debris. However in case of U.S. redelivery then dunnage to be offlanded in Charterers time/risk and expenses. All dunnage used to be accompanied with fumigation certificates.

Cables, victualling, entertainment: USD 1,200 per month pro rata.

CLAUSE 49 STEVEDORE DAMAGE

Any damage caused by stevedores during the currency of this charter party shall be reported by the master to the Charterers or their Agents, in writing, within 24 hours of the occurrence or as soon as Possible thereafter but latest when damage could have been discovered by the exercise of due diligence. The master shall use his best efforts to obtain written acknowledgement by responsible parties causing damage unless damage should have been made good in the meantime.

Stevedore damage affecting seaworthiness or the proper working of the vessel and/or her equipment, shall be repaired without delay to the Vessel after each occurrence in the Charterers' time and shall be paid for by the Charterers. Other repairs shall be done at the same time, but if provided this does not interfere with the Owners' repair work, or by vessel's crew at the Owners' convenience. All costs of such repairs shall be for the Charterers' account.
Any time spent in repairing stevedore damage which can not be repaired during Owners drydock period shall be for the Charterers' account. The Charterers shall pay for stevedore damage whether or not payment has been made by stevedores to the Charterers.

CLAUSE 50 VESSEL'S DESCRIPTION

                              ADDITIONAL CLAUSES TO
                               CHARTER PARTY DATED

CLAUSE 51 ARREST

Should the vessel be arrested during the currency of this charter at the suit of any person having or purporting to have a claim against or any interest in the vessel, hire under this charter shall not be payable in respect of actually lost to Charterers whilst the vessel remains under arrest or remains unemployed as the result of such arrest and Owners shall reimburse to Charterers any expenditure which they may incur under this charter in respect of any period during which by virtue of the operation of this clause, no hire is payable.

This clause is inoperable should the arrest be caused by any act or omission of Charterers or their Agents or concerned parties at Charterers' side and vessel shall remain fully on hire.

CLAUSE 52 CAPTURE

No hire shall be payable for delay caused by the vessel being captured, seized or detained in any other way whatsoever by any person, party, organisation or government in pursuance in or consequence of any interest in or claim or complaint against or dispute with the vessel or her Owners or the government of the nation under whose flag the vessel sails.

Further Owners shall indemnify Charterers against any actual loss, damage, directly related and proven expense, Charterers may suffer or incur by reason of such delay, even if the delay frustrates this Charter Party.

CLAUSE 53 ON/OFF-HIRE SURVEY

On-hire bunker and condition survey will be arranged at first loading port by Charterers.

Off-hire bunker and condition survey will be arranged at last discharging port by Charterers in both cases an independent reputable surveying company and cost of survey to be advised to Owners for their approval which not be unreasonably withheld and actual cost for the surveys to be equally shared (50/50) between Owners and Charterers.

                              ADDITIONAL CLAUSES TO
                               CHARTER PARTY DATED

CLAUSE 54 CHARTERERS' AGENTS

Whilst on the period of charter, Charterers agree that Owners be able to use Charterers' Agents for usual Owners' matters such as crew's medical treatment, shore pass, despatch and/or delivering mails and/or telegrams, ordering of small repair and/or purchase of ship's supply with paying actual costs including agency fee, if any, however, as to major Owners' matters such as crew's repatriation, hospitalisation, ship's accident and drydocking, etc.,

Owners shall appoint their own Agents to attend such matters. In case Owners unable to arrange same. Charterers agree to have their Agents attend to such matters with Owners paying Charterers' Agents actual expenses and agency fee according to Charterers' tariff rate. Owners have no option to use Charterers' Agents at West African port(s).

CLAUSE 55 BREAKDOWN OF WINCH/CRANE

In the event of a breakdown of a winch or winches, crane or cranes by reason of disablement or insufficient power, the hire to be reduced pro rata for the period of such inefficiency in relation to the number of hatches available and all additional directly related and proven expenses incurred due to same to be for Owners' account as per Clause 23.

CLAUSE 56 VESSEL'S SCHEDULE/AGENTS

Charterers to keep Owners informed during Charter Party period as regards itinerary of the vessel, name of Agents and kind of cargoes at ports of call.

CLAUSE 57 MAJOR WAR

In the event of the outbreak of major war between any two or more of the following countries: United States of America, former Union of Soviet Socialist Republics, United Kingdom, China, Greece, Turkey and Japan which seriously and directly prevent Charterers' or Owners' ability to perform its obligation under this charter, both Owners and Charterers have the option of cancelling this charter. If the charter shall be cancelled by above reason, the vessel shall be redelivered to Owners as soon as practicable with all redelivery provisions of this Charter Party.

CLAUSE 58 ADDITIONAL CLAUSES

New Jason Clause, Bath-to-Blame Collision Clause, Conwartime 1993, General Clause Paramount as attached and Hague Rules 1924, USA/Canadian Clause Paramount, Bimco Hamburg Rules Clause, Bimco P&I Bunker Deviation Clause or any other similar enactments in the country of shipment giving effect to Hague Rules 1924 shall be deemed to be incorporated in this Charter Party and Bills of Lading issued hereunder.

                              ADDITIONAL CLAUSES TO
                               CHARTER PARTY DATED

CLAUSE 59 CARGO CLAIMS

Liabilities for cargo claims shall be borne by Owners and Timecharterers in accordance with the Inter Club New York Produce Exchange Agreement (as amended May 1984). The party handling the claim will keep the other party closely advised of developments during settlement negotiations and having paid the claim shall submit to the other party supporting documents as soon as possible.

CLAUSE 60 RETURN PREMIUM

Charterers shall have the benefit of any return insurance premium receivable by Owners from their Underwriters, as and when received from Underwriters, by reason of vessel being in port for a minimum period of 30 days if on full hire for this period or pro rata for the time actually on hire.

CLAUSE 61

Charterers confirm will take delivery of vessel on dropping last ooutward sea pilot Xingang on her readiness (etr o/a 12 Oct agw/wp/uce/wog) even if the final detail of this period charter party is not agreed prior to her delivery in the mutual understanding that every mutual effort will be made by all parties involved to find amicable solutions to all charter party terms/details.

CLAUSE 62 WEATHER ROUTING

Charterers may supply 'Ocean Routes' or 'Fleetweather' advice to Master during voyages specified by Charterers. The Master to comply with the reporting procedure of the routing service, but it is understood that final routing is always at Master's discretion. The vessel shall be capable at all times during the currency of this Charter Party, of steaming as per specifications in Clause
50. For the purpose of this Charter Party, 'good weather conditions' are to be defined as weather conditions in wind speeds not exceeding Beaufort Force 4 and Douglas Sea State 3. Evidence of wind and sea conditions to be taken from vessel's log and weather SVC Reports. In case of discrepancy between the two, the Weather Routing SVC Report to be final and binding as far as the weather is concerned.

CLAUSE 63 LIGHTENING/TOPPING OFF

Charterers have the right to consign the vessel to safe places or anchorages where lightening or topping off customarily takes place and Owners agree that the vessel shall engage in lightening or topping off operations at the places or anchorages referred to. Fendering of the vessel to be in accordance with Master's requirements and to be supplied and paid for by Charterers. However, any fendering equipment onboard to be at the disposal of Charterers, free of account. If tug assistance and pilotage is considered necessary then cost for same to be for Charterers' account. In case master consider it at any time unsafe shall have the right to order lightening vessel/barges engaged to leave immediately from the ships side. Bimco double banking clause to apply.

                              ADDITIONAL CLAUSES TO
                               CHARTER PARTY DATED

CLAUSE 64 WATCHMEN

Compulsory watchmen to be for Charterers' account, additional watchmen if ordered by the ship's command, to be for Owners' account. Also watchmen/policemen for cargo vigilance if same required by local/port authorities then same to be for Charterers' account.

CLAUSE 65 CANAL CERTIFICATES

Throughout the period of this Charter Party, vessel to have on board a current valid Suez Canal and Panama Canal Certificate and vessel and her fittings/equipment to comply with all applicable requirements/regulations of the Canal Authorities. Any actual delays and extra directly related and proven expenses incurred in transit of Canal through vessel's lack of proper certificate/fittings to be for Owners' account.

CLAUSE 66 DERATISATION CERTIFICATE

Vessel to have valid deratisation exception certificate and/or equivalent fumigation exception certificates on board at time of delivery, the validity of which is to be maintained by Owners in their time and at their expense during the currency of this Charter Party.

CLAUSE 67 STEVEDORE ACCOMMODATION AND EQUIPMENT

Charterers to have the right of placing stevedores on deck together with their cooking utensils if required and vessel to supply them daily with their requirements of fresh water for washing, cooking and drinking purposes. Cost of any water additionally supplied in order to satisfy stevedores' requirements to be for Charterers' account. Charterers also to have the right, if required, to put on board vacuvators and/or oil for operating same and mechanical operators and to have the right to transport same between shore and vessel or vice versa whenever required, provided always in Charterers' time and at Charterers' expense and responsibility.

CLAUSE 68 BOYCOTT

In the event of loss of actual time due to strike, lockouts, labour stoppages or boycott of the vessel by shore labour or arising from government restrictions by reason of vessel's flag or other terms and conditions under which the Master and/or officers and/or crew are employed or by reason of vessel's present ownership or of previous or present trading of any other vessel under the same ownership, operation, management or control, payment of hire shall cease for the time thereby lost and Owners to pay losses occasioned thereby.

CLAUSE 69 FINES

Any fines imposed on the vessel, Owners, Master, Officers or members of the crew or on Charterers originating from Master, Officers or crew contravening local port and/or customs regulations, particularly as regards smuggling, to be for Owners' account and Charterers are not to be responsible for any consequences resulting from such offence.

                              ADDITIONAL CLAUSES TO
                               CHARTER PARTY DATED

Any actual time lost due to above circumstances to be for Owners' account and to be deducted from hire. Any fines imposed on the vessel and/or its crew as a result of the actions of Charterers' servants, including but not limited to the supercargo, Agents and stevedores to be for Charterers' account and vessel to remain on hire.

CLAUSE 70

Deleted.

CLAUSE 71 DRUG AND ALCOHOL ABUSE

Charterers expect that Owners have put in place guidelines concerning drug and alcohol abuse and applicable to the vessel nominated as performing vessel under this Charter Party.

These guidelines shall have the object that no seafarer will navigate a vessel or operate its on-board equipment whilst impaired by the use of drugs or alcohol and that no seafarer will have the possession of or the opportunity to sell, distribute or transport illicit or non-prescribed drugs aboard the vessel performing under this Charter Party.

Further Charterers expect that Owners shall exercise due diligence throughout the period of the Charter Party to ensure that such guidelines are complied with onboard the vessel performing under this Charter Party.

CLAUSE 72 CARGO GEAR COMPLIANCE

Vessel's cargo gear and all other equipment shall comply with the regulations of the countries in which the vessel will be employed and Owners are to ensure that vessel is at all times in possession of valid and up to date certificates required to comply with such regulations.

All Owner's/master's obligation as stated above will apply provided Charterers inform Owners/master latest four (4) working days sailing last discharge port their intentions about port(s) of call and intended cargoes enabling Owners having time to arrange any special required certificate(s) and/or vaccinations, failing which Charterers to be responsible for any vessel's delay, extra expenses and/or fines imposed to the vessel/owners and vessel to remain fully on hire.

If stevedores, longshoremen or other workmen are not permitted or refuse to work due to failure of Master and/or Owners and/or Owners' Agents to comply with the aforementioned regulations or because vessel is not in possession of such valid and up-to-date Certificates of Efficiency, then Charterers may suspend hire for the actual time thereby lost and Owners to pay all directly related and proven expenses incurred incidental to and resulting from such failure.

                              ADDITIONAL CLAUSES TO
                               CHARTER PARTY DATED

CLAUSE 73 CHARTERER'S EQUIPMENT

The Master to keep a record of all Charterer's gear, equipment, dunnage and/or stores supplied to the vessel and to maintain same in good condition. Such gear, equipment, dunnage and/or stores to be returned to Charterers prior to redelivery of vessel to Owners, or if requested by Charterers at any time during the period of the Charter in like good order and condition as supplied (fair wear and tear excepted). Owners to make good any shortage and/or damage unaccounted for.

CLAUSE 74 HOLD CLEANING

Upon completion of discharge of each cargo, if required by Charterers and provided same not prevented by shore regulations, crew shall render customary assistance in cleaning all cargo compartments in preparation for next cargo. Such cleaning work shall be performed while vessel is en route to next loadport, provided that this can be safely done and that duration of such voyage is sufficient and weather permits. Crew will effect cleaning as best possible but without guarantee that the cargo holds will be accepted on arrival at loading port and Owners shall not be responsible for any consequence arising from the fact that crew have been employed in cleaning. Charterers to pay USD500 per hold per operation cleaning bonus. Fresh water required for leaning vessel's holds always for Charterers' account.

Time used for such cleaning to count as time on hire.

Master/vessel/Owners are not to be held responsible should vessel fail to pass hold condition inspection/survey due to intermediate cleaning and no loss of hire to accrue.

Should a failure to pass inspection however be caused by bad condition of holds/coamings/hatches due to rust scale or by lacking or flaking paint, vessel to be considered off-hire, but except the case that such rust scale and/or lack or flaking paint were caused by last cargo operation/handling after which the passage, time and weather conditions between discharging and loading ports not allow for the crew to properly attend to the removal of such rust scale and/or flaking paint and all expenses incurred until vessel is again in an acceptable condition to be for Owners' account.

CLAUSE 75 FINANCIAL RESPONSIBILITY

Vessel shall at all times have a valid Certificate of Financial Responsibility under U.S. Government Regulations enabling her to use the navigable waters of the United States of America. Owners also undertake to comply with any law or regulation in force at any place to which the vessel may be ordered concerning oil pollution or other pollutants.

CLAUSE 76 P&I CLUB

Owners to maintain full P&I entry during the Charter Party period and Charterers to have the benefit thereof as far as rules permit.

                              ADDITIONAL CLAUSES TO
                               CHARTER PARTY DATED

CLAUSE 77 LAY-UP

Charterers to have the right to order the laying up of the vessel at any time and for any period of time at a safe berth and in the event of such lay-up Owners shall promptly take steps to effect all the savings in operating costs including insurance which may be possible and give prompt credit to Charterers in respect of all such savings. At the request of Charterers at any time, Owners shall furnish an estimate of the savings which would be possible in the event of a laying-up of the vessel for long periods only. Should Charterers decide that for reasons of economy, Officers and crew should be paid off, without affecting the ship's safety as per safe manning certificate then the cost of repatriation and later cost of rejoining, including laying-up preparation and re-activation cost and any expenses related thereto are to be for Charterers' account. Charterers to give sufficient notice of their intention in this respect to enable Owners to make necessary arrangements for de-commissioning and re-commissioning. Lay-up site to be mutually agreed. It is understood that Charterers will remain fully responsible for the vessel's bottom cleaning in order to reinstate vessel's speed will be for Charterers account.

CLAUSE 78 CERTIFICATES

The vessel to have on board all certificates (including Tonnage and Measurement Certificate pertaining to the vessel) necessary to comply with current requirements at ports of call and canals for and during the service and to comply with all governmental regulations of the country of vessel's flag, failing which Owners are responsible for all actual time lost and directly related and proven expenses incurred thereby.

CLAUSE 79 ARBITRATION, SMALL AMOUNTS

If the amount in dispute does not exceed the amount of USD80,000 exclusive of any interest on the amount claimed, cost of the arbitration and legal expenses, if any, Owners and Charterers agree that the matte should be heard under the Small Claims Procedure 1989 Terms in accordance with L.M.A.A. Rules. English law to apply.

CLAUSE 80 DRYDOCKING

In case required for painting of hull, vessel to be released for drydocking at a mutually acceptable time and place. No other drydocking except in case of emergency.

CLAUSE 81

In the case of any dispute between Charterers and Owners with regards to the responsibility for port authority related charges, BIMCO opinion to be taken as ruling.

                              ADDITIONAL CLAUSES TO
                               CHARTER PARTY DATED

CLAUSE 82 FOULING CLAUSE

If the vessel is anchored or berthed at or off a port and becomes subject to fouling as result of Charterers' trading of the vessel, Charterers shall not claim against the Owners for speed deficiency and or increase of bunker consumption as a result hereof from the time of fouling occur and until such time when it will be possible for the Owners to arrange cleaning of the underwater parts of the vessel. Such cleaning to be arranged by the Owners in Charterers time and at Charterers expense at a convenient place to be mutually agreed. But underwater survey (under mutual agreement) shall be followed by underwater cleaning.

CLAUSE 83

Owners confirm that vessel's hatchcovers are to be watertight all through this Charter period and if any hatchcover is found defective, same to be rectified at Owners' time and expense to independent surveyors satisfaction.

CLAUSE 84

On arrival at load port, vessel's holds on delivery to be clean swept/ washed down by freshwater and dried up so as to receive Charterers' intended cargoes in all respects free of salt, rust scale and previous cargo residues to the satisfaction of USDA/NCB or independent surveyors. If the vessel fails then the vessel to be placed off-hire from the failure of inspection until the vessel is fully accepted for the actual time thereby lost and any extra directly related and proven expense incurred due to inspection failure to be for Owners' account.

CLAUSE 85

Owners confirm that vessel is not blacklisted in ports of call.

CLAUSE 86

Charterers undertake to do their best for original Bills of Lading to be available at the discharge port. Should, despite Charterers efforts, original bills of lading are not able to arrive at the discharge port on time, Owners/master, at the Charterers request will allow discharge of the cargo against Charterers letter of indemnity in accordance with Owners P&I Club wording and Charterers written instructions to the master as to whom he should deliver the cargo to.

Original L.O.I. to be express couriered to Owners immediately upon Owners approval of wording of faxed copy and original bills of lading to be returned to Owners immediately when same are available.

CLAUSE 87

For the purpose of computing hire payments, time of delivery/redelivery to be adjusted to GMT.

CLAUSE 88

All negotiations and eventual fixture to be kept private and confidential.

                              ADDITIONAL CLAUSES TO
                               CHARTER PARTY DATED

CLAUSE 89

Vessel to be left in safe seaworthy trim for shifting between ports/berths/anchorages to master's satisfaction.

CLAUSE 90 U.S. SECURITY CLAUSE FOR TIME CHARTERING

If the vessel calls in the United States, including any U.S. territory, the following provisions shall apply with respect to any applicable security regulations or measures notwithstanding anything else contained in this charter party all costs or expenses arising out of or related to security regulations or measures required by any U.S. authority including, but not limited to, security guards, launch services, tug escorts, port security fees or taxes and inspections, shall be for the Charterers' account, unless such costs or expenses result solely from the Owners' negligence.

CLAUSE 91

Vessel to trade worldwide with generals and lawful harmless bulk cargoes, Charterers have the option to perform voyages via Panama or Magellan or Cape Horn.

CLAUSE 92

In the event of vessel loading steel slabs, Charterers have the right to load in the customary manner at load port, be it vertical blocks stow or otherwise, and loading always to be in conformity with vessel's tanktop strengths as mentioned in description clause, always at master's discretion as regards to lashing/securing however California block stow is not allowed.

CLAUSE 93

Owners confirm vessel is single deck self-trimming bulk carrier/bridge and eng room aft.

CLAUSE 94

Owners confirm vessel tanktop is flat and suitable for grab discharge as far as a vessel of her type can be and vessel is single deck self trimming bulk carrier.

CLAUSE 95

No centreline beams, bulkheads or obstruction in holds.

CLAUSE 96

Owners confirm vessel is not black listed by trading countries due to vessel's flag/ownership/operators/age and whatsoever.

CLAUSE 97

Owners confirm that vessel has no relation to Ex-Yugoslavia in vessel's flag/ownership/crew etc.

                              ADDITIONAL CLAUSES TO
                               CHARTER PARTY DATED

CLAUSE 98 BAGGED CARGOES TO WEST AFRICA CLAUSE

All cargo operations, whether carried out by the crew or third party contractors or the Charterers' agents or employees, are carried out free of risk and expense to the Owners or carrier and at the sole responsibility of the Charterers, Shipper or Receiver. Vessel not to be liable for number of bags as stated on the bills of lading and for cargo shortage/damage/pilferage unless due to marine accident. Vessel or her P&I Club not to be liable to post any security to free vessel to sail as a result of above claims and Charterers to be responsible to satisfy any claimants demand for security to release vessel. Vessel to remain fully on-hire.

CLAUSE 99

Owners/master to authorise Charterers or their agents to sign/release original bills of lading if required by Charterers always in strict accordance with mates receipt.

CLAUSE 100

Deleted.

CLAUSE 101

Charterers option to weld padeyes on deck/hatch cover/in holds at Charterers time/expenses but at master's discretion and same to be removed prior to redelivery otherwise Charterers option to redelivery vessel without removal padeyes by paying USD10 per each padeye.

CLAUSE 102 ASIAN GYPSY MOTH CLAUSE

Owners confirm delivery vessel meets all agriculture Canada plant protection divison and USDA protection and quarantine office regulations. Furthermore, Owners confirm vessel is free of Asian gypsy moth eggs or larvae or any form of Asian gypsy moth life. Should vessel be found to have the same, vessel to be placed off-hire until vessel is cleared by Canadian/US authorities. Likewise, Charterers guarantee that the vessel will be redelivered in the same condition.

CLAUSE 103 BIMCO ISM CLAUSE

From the date of coming into force of the international safety management (ISM) code in relation to the vessel and thereafter during the currency of this charter party, the Owners shall procure that both the vessel and the company (as defined by ISM code) shall comply with the requirement of ISM code. Upon request the Owners shall provide a copy of the relevant document of compliance (DOC) and safety management certificate (SMC) to the charters. Except as otherwise provided in this charter party, loss, damage, expense or delay caused by failure on the part of the Owners or "the Company" to comply with the ISM code shall be for the Owners' account.

                              ADDITIONAL CLAUSES TO
                               CHARTER PARTY DATED

CLAUSE 104 Y2K CLAUSE

"Year 2000 confirmity" shall mean that neither performance nor functionality of computer systems, electronic and electromechanical or similar equipment will be affected by dates prior to or during the year 2000. Without prejudice to their other rights, obligations and defences under this charter party, including, where applicable, those of Hague visby rules, the Owners warrant that they will ensure year 2000 conformity in so far as this has a bearing on the performance of the charter party.

CLAUSE 105

Notwithstanding anything contained in this charter party (whether printed or written) in no case crew is to be required to drive cranes/grabs for cargo operations. Charterers are to employ and pay for experienced shore cranemen to drive cranes/grabs for cargo operations at Charterers time/risk/expenses and without responsibility to the Owners.

                            - End of Charter Party -

                                  For and On Behalf of Charterers
                                  (As agents only)


-------------------------------   ------------------------------
OWNERS                            CHARTERERS

                              ADDITIONAL CLAUSES TO
                               CHARTER PARTY DATED

                       NEW BOTH TO BLAME COLLISION CLAUSE

If the liability for any collision in which the vessel is involved while performing this Charter Party fails to be determined in accordance with the laws of the United States of America, the following clause shall apply:-

If the ship comes into collision with another ship as a result of the negligence of the other ship and any act, neglect or default of the Master, Mariner, Pilot or the servants of the Carrier in the navigation or in the management of the ship, the Owners of the goods carried hereunder will indemnify the Carrier against all loss or liability to the other or non-carrying ship or her Owners in so far as such loss or liability represents loss of or damage to or any claim whatsoever of the Owners of the said goods and set-off, recouped or recovered by the other or non-carrying ship as her Owners as part of their claim against the carrying ship or Carrier.

The foregoing provisions shall also apply where the Owners, Operators or those in charge of any ship or ships or object other than, or in addition to, the colliding ships or objects are at fault in respect to a collision or contact and the Charterers shall procure that all Bills of Lading issued under this Charter Party shall contain the same clause.

                                NEW JASON CLAUSE

In the event of accident, danger, damage, or disaster, before or after the commencement of the voyage, resulting from any cause whatsoever, whether due to negligence or not, for which, or for the consequence of which, the carrier is not responsible, by statute, contract or otherwise, the goods, Shippers, Consignees or Owners of the goods shall contribute with the carrier in general average to the payment of any sacrifices, losses or expenses of a general average nature that may be made or incurred and shall pay salvage and special charges incurred in respect of the goods.

If a salving ship is owned or operated by the carrier, salvage shall be paid for as fully as if the said salving ship or ships belonged to strangers. Such deposit as the carrier or his agents may deem sufficient to cover the estimated contribution of the goods and any salvage and special charges thereon shall, if required, be made by the goods, Shippers, Consignees or Owners of the goods to the carrier before delivery. And the Charterers shall procure that all Bills of Lading issued under this Charter Party shall contain the same Clause.

                              ADDITIONAL CLAUSES TO
                               CHARTER PARTY DATED

             BIMCO STANDARD WAR RISKS CLAUSE FOR TIME CHARTERS 1993
                          CODE NAME: "CONWARTIME 1993"

(1) For the purpose of this Clause, the words:

(a) "Owners" shall include the shipowners, bareboat charterers, disponent Owners, managers or other operators who are charged with the management of the vessel and the Master; and

(b) "War Risks" shall include any war (whether actual or threatened), act of war, civil war, hostilities, revolution, rebellion, civil commotion, warlike operations, the laying of mines (whether actual or reported), acts of piracy, acts of terrorists, acts of hostility or malicious damage, blockades (whether imposed against all vessels or imposed selectively against vessels of certain flags or ownership, or against certain cargoes or crews or otherwise howsoever), by any person, body, terrorist or political group, or the government of any state whatsoever, which is the reasonable judgement of the Master and/or the Owners may be dangerous or are likely to be or to become dangerous to the vessel, her cargo, crew or other persons on board the vessel.

(2) The vessel, unless the written consent of the Owners be first obtained, shall not be ordered to or required to continue to or through, any port, place, area or zone (whether of land or sea), or any waterway or canal, where it appears that the vessel, her cargo, crew or other persons on board the vessel, in the reasonable judgement of the Master and/or the Owners, may be, or are likely to be, exposed to War Risks. Should the vessel be within any such place as aforesaid, which only becomes dangerous, or is likely to be or to become dangerous, after her entry into it, she shall be at liberty to leave it.

(3) The Vessel shall not be required to load contraband cargo, or to pass through any blockade, whether such blockade be imposed on all vessels, or is imposed selectively in any way whatsoever against vessels of certain flags or ownership, or against certain cargoes or crews or otherwise howsoever, or to proceed to an area where she shall be subject, or is likely to be subject to a belligerents right of search and/or confiscation.

(4) (a) The Owners may effect war risks insurance in respect of the Hull and Machinery of the vessel and their other interests (including, but not limited to, loss of earnings and detention, the crew and their Protection and Indemnity Risks) and the premiums and/or calls therefore shall be for their account.

     (b) If the Underwriters of such insurance should require payment of premiums and/or calls because, pursuant to the Charterers' orders, the vessel is within, or is due to enter and remain within, any area or areas which are specified by such Underwriters as being subject to additional premiums because of War Risks, then such premiums and/or calls shall be reimbursed by the Charterers to the Owners at the same time as the next payment of hire is due.

                              ADDITIONAL CLAUSES TO
                               CHARTER PARTY DATED

(5) If the Owners become liable under the terms of employment to pay to the crew any bonus or additional wages in respect of sailing into an area which is dangerous in the manner defined by the said terms, then such bonus or additional wages shall be reimbursed to the Owners by the Charterers at the same time as the next payment of hire is due.

(6) The Vessel shall have liberty:-

(a) to comply with all orders, directions, recommendations or advice as to departure, arrival, routes, sailing in convoy, ports of call, stoppages, destinations, discharge of cargo, delivery, or in any other way whatsoever, which are given by the Government of the Nation under whose flag the Vessel sails, or other Government to whose laws the Owners are subject, or any other Government, body or group whatsoever acting with the power to compel compliance with their orders or directions;

(b) to comply with the order, directions or recommendations of any war risks underwriters who have the authority to give the same under the terms of the war risks insurance;

(c) to comply with the terms of any resolution of the Security Council of the Untied Nations, any directives of the European Community, the effective orders of any other Supranational body which has the right to issue and give the same, and with national laws aimed at enforcing the same to which the Owners are subject, and to obey the orders and directions of those who are charged with their enforcement;

(d) to divert and discharge at any other port any cargo or part thereof which may render the Vessel liable to confiscation as a contraband carrier;

(e) to divert and call at any other port to change the crew or any part thereof or other persons on board the Vessel when there is reason to believe that they may be subject to internment, imprisonment or other sanctions.

(7) If in accordance with their rights under the foregoing provisions of this Clause, the Owners shall refuse to proceed to the loading or discharging ports, or any one or more of them, they shall immediately inform the Charterers. No cargo shall be discharged at any alternative port without first giving the Charterers notice of the Owners' intention to do so and requesting them to nominate a safe port for such discharge. Failing such nomination by the Charterers within 48 hours of the receipt of such notice and request, the Owners may discharge the cargo at any safe port of their own choice.

(8) If in compliance with any of the provisions of sub-clauses (2) to (7) of this Clause, anything is done or not done, such shall not be deemed a deviation, but shall be considered as due fulfilment of this Charter Party.